Exhibit 23.1

Report of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our auditor’s report dated March 3, 2017 relating to Ur-Energy Inc.’s consolidated financial statements as at December 31, 2016 and December 31, 2015 and for the years then ended, and to the effectiveness of internal control over financial reporting of Ur-Energy Inc. as at December 31, 2016, which appears in Ur-Energy Inc.'s Annual Report on form 10-K.

We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

signed “PricewaterhouseCoopers LLP”

Chartered Professional Accountants

Vancouver, British Columbia

July 24, 2017

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7

T: 604 806 7000, F: 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.